                                                                   Exhibit 10.19



                            SHARE PURCHASE AGREEMENT


                             Dated as of May 4, 1999


                                  by and among


                            STARMEDIA NETWORK, INC.,

                                 WASS NET S.L.,

                                 GERADONS, S.L.,

                                 SALVADOR PORTE

                                       and

                                  EDUARDO KAWAS


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         THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 4,
1999, by and among STARMEDIA NETWORK, INC., a Delaware corporation (the "BUYER"), WASS NET S.L., a company with registered office at L'Ametlla del Valles, calle Oms, 7, Urbanizacion Can Camp, Spain, recorded at the
Commercial Registry of Barcelona under the number 163.794, and with tax identification number B-61449773 (the "COMPANY"), GERADONS, S.L., a company with registered office at Barcelona, Av. Diagonal, 558, 5DEG. 2(to the power of a), recorded at the Commercial Registry of Barcelona at the volume 30.609, sheet 137, page B-176013, inscription 1(to the power of a), and with tax identification number B-61633517 (the "SELLER"), SALVADOR PORTE, a Spanish citizen, residing at L'Ametlla del Valles, calle Oms, 7, Urbanizacion Can Camp, Spain, and holding Spanish I.D. 41.082.748-X and EDUARDO KAWAS, a Chilean citizen, residing at Santiago de Chile, calle del Arzobispo, 0739, Comuna de Providencia, Chile, and holding Chilean I.D. 6556043-T (each a "GUARANTOR," collectively the "GUARANTORS"). Capitalized terms used in this Agreement are defined or otherwise referenced in Section 11.03.

         WHEREAS, the Seller is the beneficial and legal owner of all of the issued and outstanding shares of the Company (the "COMPANY SHARES");

         WHEREAS, the Seller wishes to sell all of the Company Shares to the Buyer, and the Buyer wishes to purchase all of the Company Shares from the Seller, upon the terms and subject to the conditions of this Agreement; and

         WHEREAS, the Guarantors will jointly and severally guarantee the obligations of the Seller under this Agreement.

         NOW, THEREFORE, in reliance upon the representations, warranties and covenants made herein and in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES

         Section 1.01 SALE AND PURCHASE OF SHARES. At the closing provided for in Section 2.01 (the "CLOSING") and upon the terms and subject to the conditions of this Agreement, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, all of the Company Shares in consideration of the Consideration Shares as provided for in Section 1.02. The sale and purchase of the Company Shares hereunder and the other transactions contemplated by the Transaction Agreements are referred to herein collectively as the "TRANSACTIONS."

         Section 1.02 PAYMENT OF CONSIDERATION. In consideration of the sale, conveyance and delivery of the Company Shares, the Buyer shall deliver to the Seller, on the date the Form S-1 Registration Statement (the "REGISTRATION STATEMENT") filed with the Securities Exchange Commission (the "COMMISSION") in


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connection with the initial public offering (the "IPO") of the common stock of the Buyer, US$ 0.001 par value per share (the "BUYER STOCK") is declared effective that number of shares of the Buyer Stock as shall have an aggregate value of US$ 17,000,000 (the "PURCHASE PRICE") based upon the IPO offering price per share of the Buyer Stock printed on the cover of the Registration Statement, subject to adjustment, if any, set forth in Section 1.07 (the "CONSIDERATION SHARES"). The Consideration Shares will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and shall be subject to the restrictions set forth in the Registration Rights Agreement.

         Section 1.03 DELIVERY OF COMPANY SHARES. At the Closing, the Seller shall transfer to or cause to be transferred to, the Buyer all right and title to and the ownership of the Company Shares by duly recording the transfer to the Buyer of the Company Shares in the relevant Partners Register Book ("LIBRO REGISTRO DE SOCIOS") in which the Seller's ownership of the Company Shares has been recorded and, by granting a deed of purchase of the Company shares before a Spanish notary public and by taking all other steps required by any applicable statute, law, ordinance, rule or regulation ("APPLICABLE LAW") or otherwise necessary to effect such transfer of the Company Shares.

         Section 1.04 TRANSACTION AGREEMENTS. At the Closing, in addition to this Agreement, the Seller, the Guarantors and the Buyer shall execute and deliver, or cause to be executed and delivered, the following agreements, which agreements are referred to herein collectively as the "TRANSACTION AGREEMENTS."

                  (a) (i) Each Guarantor shall execute and deliver or cause to be executed and delivered a non-competition agreement (the "NON-COMPETITION AGREEMENT"), dated as of the Closing Date, substantially in the form of EXHIBIT A attached hereto; (ii) Salvador Porte shall execute and deliver an employment agreement (the "EMPLOYMENT AGREEMENT"), dated as of the Closing Date, substantially in the form of EXHIBIT B attached hereto, and (iii) the Seller shall execute and deliver a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated as of the Closing Date, substantially in the form of EXHIBIT C attached hereto.

                  (b) The Buyer shall execute and deliver or cause to be executed and delivered: (i) each Non-Competition Agreement; (ii) the Employment Agreement; and (iii) the Registration Agreement.

         Section 1.05 TRANSFER OF CERTAIN ASSETS AND RIGHTS. At or before the Closing, at no cost to the Buyer, except as provided in Section 10.03, the Seller and the Guarantors shall transfer, convey and assign or cause to be transferred, conveyed and assigned to the Company, right and title to, and the benefit of, all assets (tangible or intangible), all Intellectual Property rights, all agreements or contracts (written or oral) or Permits that are used by or necessary to the operation of business of the Company, the right or title to or benefit of which is not vested in the Company; PROVIDED, HOWEVER, that to the extent the Consent of any Person to such transfer, conveyance and assignment, or notice to a third party, is required pursuant to the terms of such contract, agreement or Permit or Applicable Law, no transfer, conveyance or assignment or attempted transfer, conveyance or assignment will be deemed to have been affected by the provisions of this Agreement without such Consent or notice. To the extent that Applicable Law does not permit the Seller or the Guarantors to transfer, convey or assign any such agreement, contract or Permit, the Seller or the Guarantors shall to the maximum extent reasonably possible (i) provide to the Buyer, at the request of the Buyer, the benefits of any such agreement, contract or Permit, and (ii) enforce and perform, at the request and reasonable expense of the Buyer, for the account of the Buyer, any rights or obligations of the Seller or the Guarantors arising from any such agreement or contract against or in respect of any third party, including the right to elect to terminate any agreement or contract in accordance with the terms thereof upon the advice of the Buyer, or otherwise enter into with the Buyer such other arrangements sufficient to provide equivalent benefits to the Buyer.

         Section 1.06 FURTHER ASSURANCES. At the Closing and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller or the Guarantors shall promptly execute and deliver to the Buyer such agreements, certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may be reasonably requested by the Buyer (i) to more effectively sell, convey, assign and transfer to and vest in the Buyer and the Company (or to put the Buyer or the Company in possession of) any agreement, contract, Permit or Intellectual Property that is used by or necessary to the operations of the business of the Company, the right and title to which are held by the Seller, the Guarantors or another Person. In addition, at the Closing and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Seller or the Guarantors shall take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the Buyer in doing, all things necessary, proper or advisable in connection with the preparation and filing with the appropriate Governmental Entities of all documents required to be prepared and filed in connection with the transfer to the Company or the Buyer, of any agreement, contract, Permit or Intellectual Property that is used by or necessary to the operations of the business of the Company, but the right and title to which are held by the Seller, the Guarantors or another Person.

         Section 1.07 CONSIDERATION ADJUSTMENT. (a) The Seller shall provide to the Buyer no later than May 19, 1999, true and correct copies of all web server logs for all the Company domain names set forth on SCHEDULE 3.14 for the period commencing on April 19, 1999 and ending on May 18, 1999 (the "ADJUSTMENT PERIOD").

         (b) The Buyer, as soon as reasonably possible after May 19, 1999 (but in any event no later than thirty (30) days thereafter), shall, using the WebTrends Log Analyzer 4.5, analyze the web server logs to determine the number of users sessions during the Adjustment Period and shall provide the Seller with a true and accurate copy of the results of such analysis. At the option of the Seller, the Seller or a designated representative of the Seller may be present at the final analysis of the user sessions by the Buyer.


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         (c) In the event that the number of user sessions, as determined in accordance with Section 1.07(b), are less than 5,200,000, the number of Consideration Shares delivered in accordance with Section 1.02 shall be reduced by that percent of shares that is equal to the percent by which the user sessions are less than 5,200,000; PROVIDED, HOWEVER, the Consideration Shares shall only be reduced by an amount that exceeds that number of shares equal to US$350,000 divided by the IPO price per share.

         (d) In the event that the number of Consideration Shares is reduced as provided in Section 1.07(c), the Seller shall immediately surrender to the Buyer the Stock Certificate evidencing the Consideration Shares in exchange for a Stock Certificate evidencing the Consideration Shares less that amount by which such shares are to be reduced in accordance with this Section 1.07.


                  (e) Notwithstanding the foregoing, in the event, the Seller is unable to provide the web server log for any one day during the Adjustment Period due to a technical error or other event that is beyond the Seller's control, the Seller may summit the log for the day immediately preceding or immediately succeeding such day in lieu thereof.]


                                   ARTICLE II

                                    CLOSING

         Section 2.01 CLOSING DATE. The Closing of the sale and purchase of the Business and Transferred Assets contemplated hereby shall take place at the offices of Garrigues & Andersen Abogados y Asesores Tributarios, Avingunda Diagonal, 654 08034 Barcelona, Spain at 6:00 p.m. local time, on the date the Registration Statement is declared effective, or such other place, time or date as the Buyer and Seller may agree to in writing. The time and date upon which the Closing occurs is herein called the "CLOSING DATE."


                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

         The Seller, each of the Guarantors and the Company represents and warrants, jointly and severally, to the Buyer as follows:

         Section 3.01 ORGANIZATION, STANDING AND POWER. Each of the Company and the Seller is duly organized, validly existing and in good standing under the laws of Spain and has not made any resolution with respect to its transformation, dissolution, merger or spin-off. Each of the Company and the Seller has full corporate power and authority and possesses or will possess at the Closing all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as currently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company or the Seller. The Company is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and the failure to so qualify could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. The Seller have delivered to the Buyer true and complete copies of the Company's corporation public deed and the Company by-laws, as amended to the date of this Agreement (as so amended, the "COMPANY BY-LAWS"). The Seller has delivered to the Buyer true and complete copies of all the trading books kept by the Company.

         Section 3.02 COMPANY SUBSIDIARIES; EQUITY INTERESTS. The Company has no Subsidiaries and does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other ownership interest in any Person.

         Section 3.03 CAPITAL STRUCTURE. (a) The authorized capital of the Company consists of 7,000 shares at 1,000 points each all of which are issued, outstanding and owned by the Seller.

                  (b) Except as set forth above, no shares or other voting securities or interests of the Company have been issued, are reserved for issuance or are outstanding. The Seller is the legal, beneficial and record owner of all outstanding shares of the Company Shares. All outstanding shares of the Company Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any preemptive right, subscription right or any similar right under any provision of any Applicable Law, the Company By-laws or any contract to which the Seller, any Guarantor or the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote ("VOTING COMPANY DEBT"). There are not any options, warrants, rights, convertible or exchangeable securities, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of any Company Shares. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

                  (c) The Seller represent and warrant that it has good and valid title to the Company Shares free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind whatsoever (collectively, "LIENS"). The Seller further represents and warrants that no shares of the Company Shares are subject to any Lien or voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such shares. Upon delivery of the Company Shares in the manner contemplated under this Agreement, the Buyer will acquire the beneficial and legal, valid and indefeasible title to the Company Shares, free and clear of any Liens.

                  (d) The Company has the relevant Partners Register Book ("LIBRO REGISTRO DE SOCIOS") in which the Seller's ownership of the Company Shares has been recorded. This book has been authenticated at the Commercial Registry of Barcelona.

                  (e) All of the rights and obligations of the shareholder of the Company in its capacity as such are set out in the Company By-laws or Applicable Law and there are no rights, obligations or undertakings of any kind which are not contemplated in these articles that could affect the Company, the Seller or the Buyer in any way. None of the Company, the Guarantors or the Seller are party to any contracts or agreements which could imply the participation of the Seller, the Guarantors or a third party in the profit of the Company.

                  (f) The Company does not hold shares of its own as its property or as security, it has not furnished financial assistance for the acquisition of its own shares, neither has it created crossed shareholdings, directly or through a nominee.

         Section 3.04 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) Each of the Company and the Seller has all requisite corporate power and authority to execute this Agreement and each of the Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery by the Company and the Seller of each Transaction Agreement to which it is a party and the consummation by the Company and the Seller of the Transactions has been duly authorized by all necessary corporate action on the part of the Company or the Seller. Each of the Company and the Seller has duly executed and delivered this Agreement and each Transaction Agreement to which it is a party, and this Agreement and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) Each Guarantor represents and warrants that he has the requisite capacity to enter into this Agreement and each Transaction Agreement to which he is a party and to consummate the transactions contemplated by this Agreement and each Transaction Agreement to which he is a party and this Agreement and each Transaction Agreement to which such Seller is a party has been duly executed and delivered by him and constitutes a valid and binding obligation of such Seller, enforceable against him in accordance with its terms.

         Section 3.05 NO CONFLICTS; CONSENTS. (a) The execution and delivery by the Seller and the Company of this Agreement and each Transaction Agreement to which such party is a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the Company By-laws, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument to which the Company is a party or by which any of its properties or assets are bound or (iii) subject to the filings and other matters referred to in the following sentence, any judgment, order or decree ("JUDGMENT") or any Applicable Law applicable to the Company or its properties or assets, other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY") is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) the prior clearance of the Spanish Foreign Exchange Authorities, if required, (ii) the later communication to the Spanish Foreign Exchange Authorities (iii) the granting of a public deed to communicate to the Commercial Registry the new Company's condition of one-single-shareholder company.

         (b) The execution and delivery by the Seller, the Guarantors or the Company of this Agreement and each Transaction Agreement to which the Seller, the Guarantors and/or the Company are a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, oblige the Company to cease rendering the services included in its corporate purpose and will not disturb the development of its commercial activity as services have been rendered and the commercial activity has been developed until now.

         Section 3.06 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. (a)
SCHEDULE 3.06 sets forth (i) the unaudited balance sheet of the Company as of December 31, 1998 (the "BALANCE SHEET"), and the unaudited statement of income and cash flows of the Company for the period ended December 31, 1998, (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with accounting principles and policies generally accepted in Spain and consistent with those applied by the Company in previous fiscal years. On that basis, the Financial Statements fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods indicated.

                  (b) The Company does not have any liabilities or obligations of any nature (whether accrued, absolute or contingent, or to the knowledge of the Company, unasserted or otherwise) except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (ii) for items set forth in SCHEDULE 3.06, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and (iv) for Taxes.

         Section 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in SCHEDULE 3.07, from the date of the Balance Sheet, the Company has conducted its business only in the ordinary course, substantially in the same manner as previously conducted, and during such period there has not been any:

                  (a) event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                  (b) declaration, setting aside or payment or resolution to pay of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of the Company Shares or any repurchase for value by the Company of any shares of the Company Shares;

                  (c) split, combination or reclassification of the Company Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company Shares;

                  (d) (i) granting, or agreement to grant, by the Company to any employee, director or executive officer of the Company, of any increase in compensation, except as was required under employment agreements in effect as of the date of the Balance Sheet and delivered to the Buyer, or (ii) any granting by the Company or to any such employee, director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the Balance Sheet and delivered to the Buyer;

                  (e) change in accounting methods, principles or practices by the Company materially affecting the combined consolidated assets, liabilities or results of operations of the Company, taken as a whole, except insofar as may have been required by a change in the accounting principles and policies stated by the INSTITUTO DE CONTABILIDAD Y AUDITORIA DE CUENTAS ("I.C.A.C.");

                  (f) incurrence of Indebtedness;

                  (g) waiver of any right under any Contract or any Permit;

                  (h) sale, lease, license or other disposition of or subjecting to any Lien any properties or assets of the Company, except sales of excess or obsolete assets in the ordinary course of business consistent with past practice;

                  (i) acquisition or agreement to acquire any assets for use in connection with the Company that is material, individually or in the aggregate, to the Company, except purchases of assets in the ordinary course of business consistent with past practice;

                  (j) (i) waiver of any claims or rights related to the Company or (ii) waiver of any benefits of, or agreement to modify in any manner, any confidentiality, standstill or similar agreement to which the Company, any Guarantor or the Seller is a party and relating to the Company; or

                  (k) termination or failure to renew any Contract, or termination or failure to renew, or receipt of any written threat (that was not subsequently withdrawn) to terminate or failure to renew, any Permit.

         Section 3.08 TAXES. (a) For purposes of this Agreement, (i) "TAX" or "TAXES" shall mean all national, municipal, autonomous community government and foreign taxes, fees, duties, assessments, withholdings, social security contributions, governmental charges or similar assessments, including all interest, penalties and additions imposed with respect to such amounts; (ii) "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date and (iii) "RETURNS" shall mean returns, reports or forms, including information returns.

                  (b) Except as disclosed on SCHEDULE 3.08, the Company has filed or caused to be filed in a timely manner (within any applicable extension periods) all Returns required to be filed and each such Return is true, complete and correct.

                  (c) Except as disclosed on SCHEDULE 3.08, the Company has timely paid or adequately accrued, or has caused to be timely paid or adequately accrued, all Taxes, whether or not shown to be due on any such Return described in Section 3.08(b).

                  (d) All Taxes that the Company is required to withhold or collect have been duly withheld or collected and timely paid to the appropriate Governmental Entity to the extent due and payable.

                  (e) The provisions made for Taxes in the Financial Statements are adequate up to the date of the Financial Statements.

                  (f) Except as set forth in SCHEDULE 3.08, no deficiencies for any Taxes have been proposed, threatened, asserted or assessed against the Company, and no requests for waivers of the time to assess any Taxes exist on any of the Company's assets.

                  (g) Except as disclosed in SCHEDULE 3.08, there is no action, suit, proceeding, investigation, audit or claim currently pending or threatened regarding any Taxes of the Company or any group of which the Company is a member.

                  (h) Except as disclosed on SCHEDULE 3.08, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Returns required to be filed by or on behalf of the Company, and the Company has not requested any extension of time within which to file any Return, which Return has not yet been filed.

                  (i) Except as disclosed in SCHEDULE 3.08, the Company is not a party to any agreement with respect to Taxes.

                  (j) The basis and amount of tax for which the Company has been or is liable has always been determined in a regular manner in compliance with the tax regime in force and they are not able to be adjusted or reassessed so that it may result in a loss to the Company.

                  (k) The Company holds all the documents necessary to support the information contained in the declarations or documents presented to all national, municipal, autonomous community government or foreign tax authority, as well as all the documents required by the tax and customs regulations. The Company has satisfied its legal and regulatory obligations regarding the period during which it must maintain the accounting documents and books, for inspection purposes.

                  (l) The Company has not entered into any agreement or carried out any transaction, which might be reassessed, rejected or re-qualified for the reason that the Company has attempted to evade, circumvent or diminish their tax obligations.

                  (m) The Company has not obtained any tax or social benefit, which could be withdrawn, lost, or brought into question. The Company conforms to all provisions of all social and tax benefits, all agreements or subsidies that it has received. All tax-credits (including any tax concessions) have been used in accordance with the applicable tax regulations.

                  (n) The Company is and has always been exclusively resident for tax purposes in Spain, which is the country of its incorporation.

                  (o) None of the concessions, subsidies, reductions or exemptions of taxes granted to the Company by Spanish authorities may be revoked, cancelled or withdrawn as a result of the execution of this transaction.

         Section 3.09 COMPANY BENEFIT PLANS. (a) Except as disclosed in SCHEDULE 3.09, from the date of the Balance Sheet, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any employment bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, "COMPANY BENEFIT PLANS"). Except as set forth in SCHEDULE 3.09, there are not any employment, consulting, indemnification severance or termination agreements or arrangements between the Company and any current or former employee, executive officer or director of the Company. The Company has made available to the Buyer true, complete and correct copies of the Company Benefit Plans.

                  (b) The Company Benefit Plans are in material compliance with Applicable Law and have been administered in material compliance with their terms and the terms of all applicable collective bargaining agreements. There are no pending claims, suits or investigations related to any Company Benefit Plan.

                  (c) Each Company Benefit Plan that is an employee welfare benefit plan may be amended or terminated without material liability to the Company, taken as a whole, on or at any time after the Closing Date, so long as such amendment or termination is in compliance with Applicable Law.

                  (d) Except as disclosed in SCHEDULE 3.09, there has not been any actual or threatened claims of past or present employees of the Company for compensation for any injury, disability or illness arising out of their employment.

                  (e) Except as disclosed in SCHEDULE 3.09, there has not been any actual or threatened strike, work stoppage, or other similar labor activity by employees of the Company or by any trade union, involving the employees of the Company.

                  (f) Except as disclosed on SCHEDULE 3.09 the Company does not have any employees.

         Section 3.10 LITIGATION. Except as set forth in SCHEDULE 3.10, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or directly affecting the Company (and neither the Seller, nor the Guarantors nor the Company are aware of any basis for any such suit, action or proceeding), its administrators in their capacity as such or the Seller because of the shares of the Company, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, nor is there any Judgment outstanding against the Company that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, nor is there any threat that any such procedure could occur in future.

         Section 3.11 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in
SCHEDULE 3.11, the Company is in compliance in all material respects with all Applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in SCHEDULE 3.11, the Company has not received any written communication from any Governmental Entity that alleges that the Company is not in compliance in any material respect with any Applicable Law.

         Section 3.12 ENVIRONMENTAL MATTERS. (a) Except as set forth in SCHEDULE 3.12, (i) to the knowledge of the Company, the Company holds, and is in compliance in all material respects with, all permits, licenses and governmental authorizations required for the Company to conduct its businesses under Environmental Laws (as defined herein); (ii) the Company has not received any notice of a pending or threatened action, demand, investigation or inquiry by any Governmental Entity or other person relating to any actual or alleged violations of Environmental Laws or any actual or potential obligation to investigate, pay for removal or remediation or take any other action relative to a Release (as defined herein) or threatened Release of any Hazardous Materials (as defined herein) and to the knowledge of the Company is in compliance in all material respects with all Environmental Laws; (iii) the Company has not entered into or agreed to any court decree or order or is subject to any judgment, decree or order relating to compliance with any Environmental Law or to the investigation or cleanup of Hazardous Materials; (iv) Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, Released or threatened to be Released at, on, from or under, any of the properties or facilities currently or formerly owned, leased or otherwise operated by the Company, in violation of, or so as would reasonably be expected to result in liability under, any Environmental Laws; (v) the Company has not assumed by contract or by operation of law any liabilities or obligations arising under Environmental Laws in connection with currently or formerly owned, leased or operated properties or facilities or in connection with any formerly owned divisions, subsidiaries, companies or other entities; (vi) no employee of the Company in the course of his or her employment has been exposed to any Hazardous Materials or other substance, generated, produced or used by the Company that could give rise to any claim against the Company; (vii) there are not now and never have been any underground storage tanks ("USTS"), equipment using or containing PCBS or asbestos located at, on or under any property currently owned or operated by the Company, and any existing USTs meet the requirements under Environmental Laws. As used in this Agreement, the term "ENVIRONMENTAL LAWS" means all legislation (even of international nature) which is or has been in force in Spain. As used in this Agreement, the term "HAZARDOUS MATERIALS" means any pollutant, contaminant or waste, or any toxic, radioactive or hazardous substance, chemical, material, constituent petroleum or petroleum products or waste regulated under any Environmental Law. As used in this Agreement, the term "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration to or through air, water, land or groundwater.

                  (b) Except as set forth in SCHEDULE 3.12, to the knowledge of the Company no Environmental Law imposes any obligation upon the Company arising out of or as a condition to any transaction contemplated by this Agreement, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien has been placed upon any of the Company's properties under any Environmental Law.

         Section 3.13 REAL PROPERTY. (a) SCHEDULE 3.13 sets forth each and every parcel of real property or interest in real estate owned, held under a lease or used by, or necessary for the conduct of the business of, the Company (the "REAL PROPERTY"). The Seller and the Guarantors have heretofore delivered to the Buyer complete and correct copies of each and every of the following, if any, in the possession of the Seller, the Guarantors or the Company: (i) title reports, title binders, survey documents and data affording information or opinions with respect to, certifying to, or evidencing the extent, current title, title history, title marketability, use, possession, restriction or regulation, if any (governmental or otherwise), and compliance with Applicable Law, of the Real Property; (ii) deed or titleholding or trust agreements, if any, under which any of the Real Property may have been conveyed to the Company or under which the same may be held for the benefit of the Company; and (iii) leases and all documents relating thereto, including any amendments thereto and any assignment thereof.

                  (b) Except as set forth in SCHEDULE 3.13, the Company:

                        (i) owns and has good and marketable title in fee simple to the Real Property designated as "owned property" in SCHEDULE 3.13, free and clear of any Liens;

                       (ii) with respect to the Real Property designated as "leased property" in SCHEDULE 3.13, is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no defaults by it as tenant thereunder; and

                      (iii) has good and valid rights of ingress and egress to and from all the Real Property from and to the public street systems for all usual street, road and utility purposes and other purposes necessary or incidental to the business of the Company.

                  (c) Neither the Seller, nor any Guarantor nor the Company has received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation or requirement relating to or affecting the Real Property, and to the best knowledge of the Company, no such proceeding has been threatened or commenced.

                  (d) Except as set forth in SCHEDULE 3.13, all of the buildings, structures, improvements and fixtures used by or useful in the business of the Company, owned or leased by the Company, are in a good state of repair, maintenance and operating condition and, except as so disclosed and, except for normal wear and tear, there are no defects with respect thereto which would impair the day-to-day use of any such buildings, structures, improvements or fixtures or which would subject the Company to liability under Applicable Law.

                  (e) Neither the Seller, nor any Guarantor nor the Company has received any notice of any termination of any lease agreement. Neither the Seller nor the Company knows of any cause that gives the respective lessors the right to terminate the lease agreements before their contractual term.

                  (f) The buildings and other improvements of each parcel included in the Real Property do not encroach on any easements or on any land not included within the boundary lines of such Real Property and there are no neighboring improvements encroaching on such Real Property, except for such of the foregoing as do not and will not individually or in the aggregate interfere with the current and proposed use(s) of such Real Property in the business.

                  (g) The current use of any parcel included in the leased Real Property does not violate or conflict with (i) any covenants, conditions or restrictions applicable thereto, or (ii) the terms and provisions of any contractual obligations relating thereto.

         Section 3.14 INTELLECTUAL PROPERTY. (a) SCHEDULE 3.14 sets forth a true and complete list of all domestic and foreign patents, trademarks, trade names, service marks and copyrights (registered or unregistered), and applications therefor and other material intellectual property and proprietary rights, including, without limitation, Internet domain names, whether or not subject to statutory registration or protection (collectively, "INTELLECTUAL PROPERTY"), owned, used, filed by or licensed to the Company. With respect to registered trademarks, domain names and Internet web sites, SCHEDULE 3.14 sets forth a list of all jurisdictions in which such trademarks, domain names and Internet web sites are registered or applied for and all registration and application numbers. All the registered patents, trademarks, service marks, Internet domain names and copyrights set forth on SCHEDULE 3.14 are valid and in full force and effect and the consummation of the Transactions will not in any way impair any such rights. Except as set forth in SCHEDULE 3.14, the Company owns, or will own at the Closing, and the Company has, or will have at the Closing, the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all Intellectual Property and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. The Company has all rights to Intellectual Property as are necessary in connection with the business of the Company as currently conducted and as contemplated to be conducted.

                  (b) All of the Intellectual Property are duly entered in the Company's favor at the respective registries. The Company is up to date in payment of the fees required for such registrations. Such registrations have not been opposed for infringing other registrations or modes of intellectual property and copyright held by third parties. The Company does not infringe any registration or modes of intellectual property and copyright held by third parties.

                  (c) The Company has not granted any options, licenses or agreements of any kind relating to Intellectual Property or the marketing or distribution thereof. The Company is not bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other Person, except as set forth in SCHEDULE 3.14 and except for agreements relating to computer software licensed to the Company in the ordinary course of business. Subject to the rights of third parties set forth in SCHEDULE 3.14, all Intellectual Property is free and clear of the claims of others and of all Liens. The conduct of the business of the Company as currently conducted, and as contemplated to be conducted does not and will not violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth in
SCHEDULE 3.14, (i) no claims are pending or, to the knowledge of the Company, threatened, against the Company by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and
(ii) the Company has not received any communications alleging that the Company has violated any rights relating to Intellectual Property of any Person.

                  (d) The Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used in the industries of the Company to protect rights of like importance. All former and current Personnel either (i) have been party to a "WORK-FOR-HIRE" arrangement or agreement with the Company, in accordance with applicable United States Federal and state law or similar applicable foreign law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property including Intellectual Property, thereby arising. No former or current Personnel have any claim against the Company in connection with such Person's involvement in the conception and development of any Intellectual Property and no such claim has been asserted or is threatened. None of the current officers, independent contractors and employees of the Company have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company in the furtherance of its business operations, which patents or applications have not been assigned to the Company, with such assignment duly recorded in the United States Patent Office or with any foreign governmental entity with jurisdiction over patents.

         Section 3.15 CONTRACTS. Except as set forth in SCHEDULE 3.15, the Company is not a party to or bound by any:

                  (a) employment agreement or employment contract that has an aggregate future liability in excess of $25,000 and is not terminable by the Company by notice of not more than sixty (60) days for a cost of less than $25,000;

                  (b) employee collective bargaining agreement or other contract with any labor union;

                  (c) covenant of the Company not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant of the Company restricting the development, manufacture, marketing or distribution of the products and services of the Company that materially impairs the operation of the business of the Company, as currently conducted;

                  (d) agreement, contract or other arrangement with (i) any shareholder and/or members of their families or any Affiliate or any entity controlled, directly or indirectly, by any shareholder and/or members of their families or (ii) any officer, director or employee of the Company, or any Affiliate or any entity controlled, directly or indirectly, by any shareholder and/or members of their families (other than employment agreements covered by clause (a) above);

                  (e) lease, sublease or similar agreement with any Person under which the Company is a lessor or sublessor of, or makes available for use to any Person (i) any property owned, leased or used by the Company or (ii) any portion of any premises otherwise occupied by the Company;

                  (f) lease or similar agreement with any Person under which (i) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (ii) the Company is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned, leased or used by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $10,000 and is not terminable by the Company by notice of not more than sixty
(60) days for a cost of less than $10,000;

                  (g) (i) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice),
(ii) management, service, consulting or other similar type of contract or (iii) advertising agreement or arrangement, in any such case which has an aggregate future liability to any Person in excess of $10,000 and is not terminable by the Company by notice of not more than sixty (60) days for a cost of less than $10,000;

                  (h) agreement, contract or other instrument under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness issued to any Person in any such case which, individually, is in excess of $10,000;

                  (i) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (i) any Person (including the Company) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (ii) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $10,000;

                  (j) agreement, contract or other instrument under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, in any such case which, individually, is in excess of $10,000;

                  (k) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any property of the Company, which Lien is set forth in SCHEDULE 3.15;

                  (l) agreement or instrument providing for indemnification of any Person with respect to material liabilities relating to any current or former business of the Company or any predecessor Person; or

                  (m) other agreement, contract, lease, license, commitment or instrument to which the Company is a party or by or to which it or any of its assets or business is bound or subject, which has an aggregate future liability to any Person in excess of $10,000 and is not terminable by the Company by notice of not more than sixty (60) days for a cost of less than $10,000.

                  Except as set forth in SCHEDULE 3.15, all agreements, contracts, leases, licenses, commitments or instruments of the Company listed in the Schedules hereto (collectively, the "CONTRACTS") are valid, binding and in full force and effect and are enforceable by the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally, general principles of equity and the discretion of courts in granting equitable remedies. Except as set forth in SCHEDULE 3.15, the Company has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

                  The Company is not party to any contracts or agreements which could be cancelled or terminated by the other party or under which rights in favour of third persons would arise, as the result of entering into this Agreement and implementing the transactions contemplated herein. Neither the Seller, nor the Guarantor nor the Company have received any notice pursuant to which any of the customers of, or suppliers or lenders to the Company have disclosed its intention to cease or substantially reduce its commercial relationship with the Company for any reason whatsoever including, without limitation, unsatisfactory level of service or the transfer of the shares of the Company to the Buyer.

         Section 3.16 INSURANCE. (a) The Company maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company's judgment, reasonable for the business and assets of the Company. The insurance policies maintained with respect to the Company and its assets and properties are listed in SCHEDULE 3.16. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

                  (b) There is no material default by the Company or to the knowledge of the Company, any other Person, with respect to any provision contained in any such policy or binder listed on SCHEDULE 3.16, nor has there been any material failure by the Company to give notice or to present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. SCHEDULE 3.16 also contains a true, accurate and complete description of all outstanding bonds and other surety arrangements involving more than $[10,000] issued or entered into in connection with the business and operations of the Company. No event has occurred that would be reasonably likely to form the basis of a claim that would be covered by a policy of insurance held by or on behalf of the Company that (i) has not been asserted,
(ii) if asserted, would result in a material diminution of the remaining available coverage under such policy and (iii) individually or in the aggregate, would have a Material Adverse Effect on the Company.

         Section 3.17 EMPLOYEE AND LABOR MATTERS. (a) Except as set forth in
SCHEDULE 3.17, (i) there is no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or affecting the Company; (ii) to the knowledge of the Company, no union organizational campaign is in progress with respect to the employees of the Company and no question concerning representation exists respecting such employees; (iii) the Company is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Company pending, or, to the knowledge of the Company, threatened, before the Spanish labor authorities; (v) there are no pending, or, to the knowledge of the Company, threatened, union grievances against the Company as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, would have a Material Adverse Effect on the Company; (vi) there are no pending, or, to the knowledge of the Company, threatened, charges against the Company or any current or former employee of the Company before the Spanish labor authorities; (vii) the Company has not received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Company and, to the knowledge of the Company, no such investigation is in progress; and (viii) the Company is in material compliance with all national, municipal or autonomous community governments labor laws and regulations.

                  (b) The Company has not established or agreed to establish any pension scheme or assumed any undertaking whatsoever, including any type of "GOLDEN-PARACHUTE" clauses, in cash or in kind for the event of dismissal, resignation or retirement in connection with their executives, administrators, or any other persons, including personnel engaged under service contracts.

                  (c) The Company has not assumed any undertaking to compensate in cash or in kind, the administrators or to indemnify them for the event of their removal or resignation.

                  (d) The Company has no knowledge that because of the lapsing of time or by application of any other legal cause there is any temporary personnel or personnel outside the Company's work force who could claim to be considered permanent personnel.

         Section 3.18 CUSTOMER ACCOUNTS RECEIVABLE; INVENTORIES. (a) All customer accounts receivable of the Company, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. To the knowledge of the Company, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Balance Sheet. The Company has good and marketable title to its accounts receivable, free and clear of all Liens, except as set forth in SCHEDULE 3.18. Since the date of the Balance Sheet, there have not been any write-offs as uncollectible of any notes or accounts receivable of the Company, except for write-offs in the ordinary course of business and consistent with past practice which have not had, either individually or in the aggregate, a Material Adverse Effect on the Company.

                  (b) The Company does not have any inventories.

         Section 3.19 LICENSES; PERMITS. (a) SCHEDULE 3.19 sets forth a true and complete list of all material licenses, permits and authorizations issued or granted to the Company by national, municipal or autonomous community governments which are necessary or desirable for the conduct of the business of the Company ("PERMITS"). Except as set forth in SCHEDULE 3.19, all such Permits are validly held by the Company, and the Company has complied in all material respects with all terms and conditions thereof, and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the other Transaction Agreements or the consummation of the Transactions. All such licenses, permits and authorizations that are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company shall be deemed included under this warranty.

                  (b) The properties and facilities of the Company, its products and the activities it conducts do not violate any legal or administrative provision on matters relating to planning, the defense of competition, consumer protection, health and safety at work or of any other kind.

                  (c) There is not any administration inspection open, in progress or pending settlement.

         Section 3.20 ACCOUNTS; SAFE DEPOSIT BOXES; POWERS OF ATTORNEY; OFFICERS AND DIRECTORS. SCHEDULE 3.20 sets forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and those Persons authorized to sign thereon, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those Persons entitled to act thereunder, (iii) a true and correct list of all powers of attorney granted by the Company and those Persons authorized to act thereunder and (iv) a true and correct list of all officers and directors of the Company.

         Section 3.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in
SCHEDULE 3.21, none of the agreements, contracts or other arrangements set forth in SCHEDULE 3.15 between the Company, on the one hand, and any stockholder or any Affiliate of the Company, on the other hand, will continue in effect subsequent to the Closing. Other than the Transaction Agreements and except as set forth in SCHEDULE 3.21, after the Closing no stockholder or Affiliate will have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company. No stockholder or Affiliate of the Company has any direct or indirect ownership interest in any Person in which the Company has any direct or indirect ownership interest or with which the Company competes or has a business relationship. Except as set forth in SCHEDULE 3.21, other than the Seller no stockholder or Affiliate of the Company provides any material services to the Company.

         Section 3.22 CORPORATE NAME. Except as set forth in SCHEDULE 3.22, the Company (i) has the exclusive right to use its name as the name of a corporation in any jurisdiction in which the Company does business and (ii) has not received any notice of conflict with respect to the rights of others regarding the corporate name of the Company. Except as set forth in SCHEDULE 3.22, no Person is currently authorized by the Company to use the name of the Company. The Company has previously delivered to the Buyer copies of any documents in the possession of the Company granting any authorizations of the type referred to in the previous sentence.

         Section 3.23 SUPPLIERS. (a) Except as set forth in SCHEDULE 3.23, between the date of the Balance Sheet and the date of this Agreement, the Company has not entered into or made any contract or commitment for the purchase of merchandise other than in the ordinary course of business consistent with past practice. Except for the suppliers named in SCHEDULE 3.23, the Company does not have any supplier from which it purchased more than five percent (5%) of the merchandise which it purchased during its most recent full fiscal year. Except as set forth in SCHEDULE 3.23, since the date of the Balance Sheet, there has not been (i) any material adverse change in the business relationship of the Company with any supplier of merchandise named in SCHEDULE 3.23 or (ii) any change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier.

                  (b) The Company's agreements with each of its suppliers contain price and other terms that are competitive with those offered by other vendors of the items supplied and have been negotiated in arm's-length transactions. The Company's agreements with its suppliers do not, individually or in the aggregate, require purchases of items in excess of its reasonably predicted requirements.

         Section 3.24 CUSTOMERS. Except for the customers named in SCHEDULE 3.24, the Company does not have any customer to which it made more than five percent (5%) of its sales during its most recent full fiscal year and the period ended on the date of this Agreement. Except as set forth in SCHEDULE 3.24, since the date of the Balance Sheet, there has not been (i) any material adverse change in the business relationship of the Company with any customer named in
SCHEDULE 3.24 or (ii) any change in any material term (including credit terms) of the sales agreements or related agreements with any such customer. The Company has not received any customer complaints concerning its products and services, nor has it had any of its products returned by a purchaser thereof, other than complaints and returns in the ordinary course of business which have not, and are not likely to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.25 DISTRIBUTORS. SCHEDULE 3.25 sets forth a list of all agreements, arrangements, other commitments, either written or oral, between or among the Company and all Internet service providers and/or distributors of the Company products via the Internet or otherwise (the "DISTRIBUTOR AGREEMENTS") together, in the case of any oral agreements, arrangements or other commitments, with a description of the material terms thereof, which have an aggregate potential future liability in excess of $10,000 and are not terminable by the Company by notice of thirty (30) days or less for a cost of less than $10,000. All Distributor Agreements are valid and binding obligations of the Company and, to the knowledge of the Company, of each other party thereto and are in full force and effect and enforceable by the Company in accordance with their terms. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company or (to the knowledge of the Company, any other party to any Distributor Agreement) under any Distributor Agreement, except for such defaults that individually or in the aggregate would not have a Material Adverse Effect on the Company. There have been no oral or written modifications, amendments or waivers or other commitments with respect to of any of the material terms of any Distributor Agreement. No distributor has informed the Company that it intends to change its current relationship with the Company because of the transactions contemplated hereby in a manner which, individually, or in the aggregate with all other changed relationships with distributors, would have a Material Adverse Effect on the Company.

         Section 3.26 PERSONAL PROPERTY. (a) SCHEDULE 3.26 sets forth (i) the tangible physical assets of the Company that do not constitute Real Property (including machinery, equipment, tools, dies, furniture, furnishings, leasehold improvements, vehicles, buildings and fixtures) and that have a value in excess of $5,000 per item or per category of items and the location of such items; (ii) individual refundable deposits, prepaid expenses, deferred charges and "other assets" in excess of $5,000 or $10,000 in the aggregate; and (iii) all loans or advances made by the Company to any Person in excess of $5,000.

                  (b) Except as disclosed in SCHEDULE 3.26, the Company has good title to all of the tangible physical assets of the Company that do not constitute Real Property, free and clear of all Liens. Except as disclosed in
SCHEDULE 3.26, the Company has valid contractual rights pursuant to contracts disclosed in SCHEDULE 3.15 or not required to be disclosed therein due to the dollar thresholds set forth in Section 3.15, to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of the businesses of the Company as now being conducted.

                  (c) The machinery, tools, equipment and other tangible physical assets of the Company (other than items of inventory), taken as a whole, are in good working order, normal wear and tear excepted, are being used or are useful in the business of the Company at its present level of activity and constitute all of the assets necessary to conduct the business of the Company as now being conducted.

         Section 3.27 BROKERS; SCHEDULE OF FEES AND EXPENSES. Except as set forth ON SCHEDULE 3.27 attached hereto, broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or the Seller.

         Section 3.28 ENTIRE BUSINESS. Except as set forth on SCHEDULE 3.28 attached hereto, neither the Seller, nor the Guarantors, nor any stockholder or Affiliate of the Company owns any assets (tangible or intangible) that are used by the Company, or that are necessary for the conduct of the Company's businesses as conducted on the date of this Agreement.

         Section 3.29 SECURITIES ACT. The Seller are acquiring the Consideration Shares for investment only and not with a view to any public distribution of all or any portion thereof. The Seller will not offer to sell or otherwise dispose of all or any portion of the Consideration Shares in violation of any of the registration requirements of the Securities Act. The Seller acknowledges that it has had, prior to the execution and delivery of this Agreement, the opportunity to conduct a due diligence investigation of the business and affairs of the Buyer and has had the opportunity to ask questions and receive answers from representatives of the Buyer concerning the business and affairs of the Buyer. The Seller further acknowledges that it has read the Form S-1 Registration Statement that the Buyer filed with the Securities and Exchange Commission on March 18, 1999. The Seller is not a resident of the United States or any state or jurisdiction in the United States.

         Section 3.30 YEAR 2000 COMPLIANCE. Except as disclosed in SCHEDULE 3.30, the software and systems, including all equipment used by the Company, are Year 2000 Compliant. Year 2000 Compliant means that neither the performance nor functionality of the software and systems, including all equipment of the

Company, will be adversely affected by dates prior to, during or after the year 2000. Without limiting the generality of the foregoing, the software and systems, including all equipment, used by the Company are capable of providing the following functions without any additional processing with the same degree of timeliness, efficiency and accuracy as on or before December 31, 1999, and all software and systems have been tested to verify that they are Year 2000
Compliant:

                  (a) effectively process date information before, on and after January 1, 2000;

                  (b) function accurately and without interruption before, on and after January 1, 2000, without any change in operation associated with the advent of the year 2000, the new century or the leap year in the year 2000;

                  (c) respond to two-digit year input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner;

                  (d) process two-digit year information in ways that are similarly unambiguous as to century; and

                  (e) store and provide output of date information in ways that are similarly unambiguous as to century.

         Section 3.31 WEB SITE INFORMATION. The Seller has provided the Buyer with authentic, true and accurate copies of the Company's books, logs and files recording (i) traffic on the Company's web sites, (ii) the number of page views per month on the Company's web sites and (iii) the number of users who have registered in the Company's email service, which number shall be equal to not less than 750,000 users.

         Section 3.32 PERSONAL DATA. The Company has, or will have at the Closing, declared all personal data included in its files and electronic bases to the Spanish Data Protection Agency ("AGENCIA DE PROTECCION DE DATOS"). The Company has been using and filing all personal data according to the regulations stated by the Applicable Law and, specially, according to the terms and obligations stated by the Spanish law for the automatic treatment of the personal data (LEY ORGANICA 5/1992, DE REGULACION DEL TRATAMIENTO AUTOMATIZADO DE LOS DATOS DE CARACTER PERSONAL (LORTAD)).

         Section 3.33 POWERS OF ATTORNEY. All powers of attorney conferred by the Company to any employee, director, shareholder or third party, both as permanent or special powers, and which are currently in force, can be revoked at any moment, according to the law and the Company By-laws, without any cost to the Company other than the formalization of the resolutions

         Section 3.34 DISCLOSURE. (a) No representations or warranties by the Seller, the Guarantors or the Company in this Agreement, including the Schedules, and no statement contained in any document furnished or to be furnished by the Seller, the Guarantors or the Company to the Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby (including, without limitation, the Financial Statements, certificates, or other writings), contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. There is no fact known to the Seller nor to the Guarantors which has or could have a Material Adverse Effect on the Company considered as a whole, which has not been set forth in this Agreement, including any schedule, the Financial Statements (including the footnotes thereto), exhibit, or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Seller, the Guarantors, the Company or by any director or officer of the Company in connection with the transactions contemplated by this Agreement.

                  (b) The Seller has furnished or caused to be furnished to the Buyer complete and correct copies of all agreements, instruments and documents set forth on any Schedule or underlying a disclosure set forth on any Schedule. Each of the Schedules is complete and correct.

         Section 3.35 KNOWLEDGE. The term "KNOWLEDGE OF THE COMPANY" shall mean the knowledge of the Seller, the Guarantors, managers, directors and /or officers of the Company, after due inquiry.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as follows

         Section 4.01 ORGANIZATION, STANDING AND POWER. The Buyer is duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to conduct its businesses as currently conducted.

         Section 4.02 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. The Buyer has all requisite corporate power and authority to execute this Agreement and each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by the Buyer of this Agreement and each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the Buyer. The Buyer has duly executed and delivered this Agreement and each Transaction Agreement to which it is a party, and each

Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         Section 4.03 CONSENTS. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which the Buyer is a party or the consummation of the Transactions, other (i) the prior clearance of the Spanish Foreign Exchange Authorities, if required, (ii) the later communication to the Spanish Foreign Exchange Authorities Spanish (iii) the granting of a public deed to communicate to the Commercial Registry the new Company's condition of one-single-shareholder company, (iv) such immaterial Consents as may be required under the laws of any jurisdiction in which the Company is qualified to do business and (v) those that may be required solely by reason of the Company (as opposed to any third party's) participation in the transactions contemplated hereby.

         Section 4.04 CONSIDERATION SHARES. Upon delivery in the manner contemplated by this Agreement, the Consideration Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any preemptive right, subscription right or any similar right under any provision of any Applicable Law, the certificate of incorporation of the Buyer, the by-laws of the Buyer or any contract to which the Buyer is a party or otherwise bound. Upon delivery of the Consideration Shares in the manner contemplated under this Agreement, the Seller will acquire the beneficial and legal, valid and indefeasible title to the Consideration Shares, free and clear of any Liens other than restrictions under the Securities Act and other state securities laws.

         Section 4.05 SECURITIES ACT. The Buyer shall deliver or cause to be delivered to the Seller a copy of the Registration Statement, subject to amendment, that the Buyer will file with the Commission in connection with the IPO. Subject to any amendment filed with the Commission, the Registration Statement will not contain any untrue statement of material fact nor will it omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading.


                                    ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 5.01 CONDUCT OF BUSINESS BY THE COMPANY. Except for matters set forth in SCHEDULE 5.01, or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Closing Date, the Seller shall cause the Company to, and the Company shall, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date. In addition, and without limiting the generality of the foregoing, except for matters set forth in SCHEDULE 5.01 or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Closing Date, the Company shall not do any of the following without the prior written consent of Buyer:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its shares, (ii) split, combine or reclassify any of its shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for it shares or (iii) purchase, redeem or otherwise acquire any shares of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) issue, deliver, sell or grant (i) any of its shares, (ii) any Voting Company Debt or other voting securities, (iii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt or voting securities or convertible or exchangeable securities or (iv) any stock appreciation rights or stock-based performance units;

                  (c) amend the Company By-laws;

                  (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of inventory in the ordinary course of business consistent with past practice;

                  (e) (i) grant to any employee, independent contractor, officer or director of the Company any increase in compensation, except to the extent required under employment agreements in effect as of the date of the Balance Sheet, (ii) grant to any employee, officer or director of the Company any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of the Balance Sheet, (iii) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (iv) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (v) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

                  (f) make any change in accounting methods, principles or practices materially affecting the reported combined consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in the accounting principles and policies stated by the I.C.A.C.;

                  (g) sell, lease, license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                  (h) (i) incur any Indebtedness (except for short-term borrowings incurred in the ordinary course of business consistent with past practice), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any Indebtedness of another Person, enter into any keepwell or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

                  (i) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $10,000 or, in the aggregate, are in excess of $25,000;

                  (j) make any Tax election or settle or compromise any material Tax liability or refund;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Balance Sheet (or the notes thereto), (ii) cancel any material Indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party; or

                  (l) authorize any of, or commit or agree to take any of, the foregoing actions.

         Section 5.02 OTHER ACTIONS. The parties hereto shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or any Transaction Agreement to which it is a party that are qualified as to materiality becoming untrue, or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

         Section 5.03 ADVICE OF CHANGES. The Seller and the Guarantors on one side and the Buyer on the other side (each a "party") shall notify the other party orally and in writing of (i) any representation or warranty made by them contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) any change or event or impending occurrence of any change or event of which either of them has knowledge and which has resulted, or which, insofar as can reasonably be foreseen, could result, in any of the conditions to the Closing set forth in Article VII not being satisfied. No such notification given pursuant to this Section 5.03 shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         Section 6.01 ACCESS TO INFORMATION; CONFIDENTIALITY. The Seller shall cause the Company to afford to the Buyer and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Buyer, reasonable access during normal business hours during the period prior to the Closing Date, to all the properties, books, contracts, commitments, personnel and records of the Company and, during such period, shall furnish promptly to the Buyer (i) a copy of each report, schedule and other document filed by it during such period with any Governmental Entity and (ii) all other information concerning its business, properties and personnel as the Buyer may reasonably request. No investigation by the Buyer shall affect the representations and warranties of any party hereto. Except as required by law, the Seller shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence until such time as such information becomes publicly available (otherwise than through the wrongful act of any such Person) and shall use its best efforts to ensure that such Persons do not disclose such information to others without the prior written consent of the Buyer.

         Section 6.02 BEST EFFORTS; NOTIFICATION. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements.

         Section 6.03 FEES AND EXPENSES. All fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

         Section 6.04 PUBLIC ANNOUNCEMENTS. The Buyer, on the one hand, and the Company and the Seller, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         Section 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO CONSUMMATE THE TRANSACTIONS. The respective obligation of each party to consummate the Transactions is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                  (a) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation shall be in effect; PROVIDED, HOWEVER, that, subject to Section 6.02, each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  (b) TRANSACTION AGREEMENTS. All the Transaction Agreements shall have been executed and delivered by the respective parties to such agreements and be in full force and effect.

                  (c) IPO. The IPO shall have been consummated.

         Section 7.02 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the Transactions are further subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date. The Buyer shall have received from each of the Seller, the Guarantors and the Company, a certificate dated as of the Closing Date and respectively signed by the Seller and by an appropriate officer of the Company, to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE OBLIGATIONS OF THE SELLER, THE GUARANTORS AND THE COMPANY. Each of the Seller, the Guarantors and the Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Buyer shall have received from each of the Seller, the Guarantors and the Company, a certificate dated as of the Closing Date and respectively signed by the Seller and by an appropriate officer of the Company, to such effect.

                  (c) ABSENCE OF MATERIAL ADVERSE EFFECT. Except as disclosed in
SCHEDULE 3.07, since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

                  (d) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Person, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by the Buyer of the Company Shares, seeking to restrain or prohibit the consummation of the Transactions or seeking to obtain from any of the parties hereto any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company or the Buyer of any material portion of the business or assets of the Company or the Buyer, or to compel the Company or the Buyer to dispose of or hold separate any material portion of the business or assets of the Company or the Buyer, as a result of the Transactions, (iii) seeking to impose limitations on the ability of the Buyer to acquire or hold, or exercise full rights of ownership of, the Company Shares, including the right to vote the Company Shares on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit the Buyer from effectively controlling in any material respect the business or operations of the Company or (v) which otherwise is reasonably likely to have a Material Adverse Effect on the Company.

                  (e) CONSENTS. All consents of third parties necessary on the part of the Buyer, the Seller, the Guarantors or the Company, to the execution and delivery of this Agreement and the consummation of the Transactions and to permit the continued operation of the respective businesses of the Buyer and the Company in substantially the same manner after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected. Specifically, all clearances necessary from the Spanish exchange control authorities shall have been obtained

                  (f) RESIGNATIONS. The resignations of each director and officer of the Company that have been previously requested by the Buyers shall have been delivered to the Buyer.

                  (g) OPINIONS OF COUNSEL. The Buyer shall have received an opinion dated the Closing Date of Jordi Cortada Pasola counsel to the Seller and the Company, substantially in the form of EXHIBIT D and with respect to such other matters as the Buyer shall reasonably request. (H) DOMAIN NAMES. The Company and/or Salvador Porte shall or shall cause administrative control of each of the Company's domain names that are set forth in Schedule 3.14 to be transferred to the Buyer.

                  (h) DOMAIN NAMES. The Company and/or Salvador Porte shall or shall cause administrative control of each of the Company's domain names that are set forth in Schedule 3.14 to be transferred to the Buyer.

                  (i) INLANDER COMMUNICATIONS, S.L. The Company shall cause the agreement between Inlander Communications, S.L. ("INLANDER") and the Company, dated February 25, 1999, pursuant to which Inlander assigns to the Company a license for 2,500 users of Eshare Technologies Inc. chat software, be amended so as to establish a term of not less than ten (10) years.

                  (j) CERTIFICATES. The Seller shall provide the Buyer with certificates from the relevant commercial registry, the tax authorities and the social security authorities evidencing that the Seller is in corporate good standing and is up to date in respect of its Tax and social security obligations, respectively.

         Section 7.03 CONDITIONS TO OBLIGATION OF THE SELLER AND GUARANTORS. The obligation of the Seller and Guarantors to consummate the Transactions is further subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct (determined without regard for any qualification as to materiality or Material Adverse Effect), and the representations and warranties of the Buyer set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Closing Date as though made on the Closing Date. The Seller shall have received a certificate signed on behalf of the Buyer by an appropriate officer of the Buyer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by an appropriate officer of the Buyer to such effect.

                  (c) ABSENCE OF MATERIAL ADVERSE EFFECT. Except as disclosed in
SCHEDULE 7.03, since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Buyer.

                  (d) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Person, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by the Seller of the Consideration Shares, seeking to restrain or prohibit the consummation of the Transactions or seeking to obtain from any of the parties hereto any damages that are material in relation to the Buyer, (ii) seeking to prohibit or limit the ownership or operation by the Buyer of any material portion of the business or assets of the Buyer, or to compel the Buyer to dispose of or hold separate any material portion of the business or assets of the Buyer, as a result of the Transactions, (iii) seeking to impose limitations on the ability of the Seller to acquire or hold, or exercise full rights of ownership of, the Consideration Shares, including the right to vote the Consideration Shares on all matters properly presented to the stockholders of the Buyer or (iv) which otherwise is reasonably likely to have a Material Adverse Effect on the Buyer.

                  (e) CONSENTS. All consents of third parties necessary on the part of the Buyer to the execution and delivery of this Agreement and the consummation of the Transactions and to permit the continued operation of the businesses of the Buyer in substantially the same manner after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected. Specifically, all clearances necessary from the Spanish exchange control authorities shall have been obtained

                  (f) OPINIONS OF COUNSEL. The Buyer shall have received an opinion dated the Closing Date of the in house counsel of the Buyer, substantially in the form of EXHIBIT E and with respect to such other matters as the Seller shall reasonably request.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         Section 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of the Buyer and the Seller;

                  (b) by either the Buyer or the Seller:

                         (i) if the Registration Statement has not been declared effective and Transactions are not consummated on or before July 1, 1999 (the "OUTSIDE DATE"), unless the failure to consummate the Transactions is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or

                         (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable.

                  (c) by the Buyer, if any condition to the obligation of the Buyer to consummate the Transactions set forth in Section 7.02 becomes incapable of satisfaction prior to the Outside Date and shall not have been waived by the Buyer, or

                  (d) by the Seller, if any condition to the obligation of the Seller to consummate the Transactions set forth in Section 7.03 becomes incapable of satisfaction prior to the Outside Date and shall not have been waived by the Seller.

         Section 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto other than the last sentence of
Section 6.01, Section 6.04, this Section 8.02 and Article IX and except to the extent that such termination results from the material breach by a party of any representation, warranty or covenant set forth in this Agreement.

         Section 8.03 AMENDMENT. This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of the Seller, the Guarantors and the Buyer.

         Section 8.04 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE IX

                                INDEMNIFICATION

         Section 9.01 TAX INDEMNIFICATION. (a) The Seller and the Guarantors shall be jointly and severally liable for and shall jointly and severally indemnify the Buyer and its Affiliates (including the Company) and each of their respective officers, directors, employees, stockholders, agents and representatives (the "BUYER INDEMNITEES") and hold them harmless from and against (i) all liability for Taxes of the Company for the Pre-Closing Tax Period, (ii) any liability for Taxes attributable to a breach by the Company or the Seller of their respective obligations under this Agreement and (iii) all liability for reasonable legal fees and expenses for any item attributable to any item in clause (i) or (ii) above. Notwithstanding the foregoing, the Seller and the Guarantors shall not indemnify and hold harmless the Buyer Indemnitees from any liability for Taxes attributable to any action taken after the Closing by the Buyer or any of its Affiliates (including the Company) (a "BUYER TAX ACT").

                  (b) The Buyer shall indemnify the Seller and hold it harmless from (i) all liability for Taxes of the Company for any period beginning after the Closing Date, (ii) all liability for Taxes attributable to a Buyer Tax Act and (iii) all liability for reasonable legal fees and expenses for any item attributable to any item in clause or above.

                  (c) In the case of any taxable period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"):

                        (i) real, personal and intangible property Taxes and any other Taxes not measured in whole or in part by reference to income or revenues of the Company ("PROPERTY TAXES") allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

                       (ii) the Taxes of the Company other than Property Taxes allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

                      (iii) the Seller and the Guarantors' indemnity obligation in respect of Taxes for a Straddle Period shall initially be fulfilled by the payment by the Seller or any of the Guarantors to the Buyer of the excess of (A) such Taxes for the Pre-Closing Tax Period over (B) the amount of such Taxes for the Pre-Closing Tax Period paid by the Seller, the Guarantors or any of their Affiliates (other than the Company) at any time plus the amount of such Taxes for the Pre-Closing Tax Period paid by the Company on or prior to the Closing Date. The Seller or any of the Guarantors shall initially pay such excess amounts to the Buyer within thirty (30) days after the Return with respect to the liability for such Taxes is required to be filed (or, if later, is actually filed). If the amount of such Taxes paid by the Seller, the Guarantors or any of their Affiliates (other than the Company) at any time exceeds the amount payable by the Seller pursuant to the preceding sentence, the Buyer shall pay to the Seller or the Guarantors the amount of such excess within thirty (30) days after the Return with respect to the liability for such Taxes is required to be filed.

         Section 9.02 OTHER INDEMNIFICATION BY THE SELLER. Except as relates to Taxes, for which the sole indemnification is provided in Section 9.01, the Seller and the Guarantors shall jointly and severally indemnify the Buyer Indemnitees against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party, caused by, resulting from, arising out of or relating to:

                  (i) any breach of any representation or warranty of the Seller, the Guarantors and/or the Company contained in this Agreement, the Transaction Agreements or in any certificate delivered pursuant hereto;

                  (ii) any breach of any covenant of the Seller and/or the Company contained in this Agreement or the Transaction Agreements; or

                  (iii) any fine or penalty against the Company resulting from the Company's failure to comply with any Applicable Law or its failure to obtain any authorizations necessary in connection with the operations of the Company.

         Section 9.03 OTHER INDEMNIFICATION BY THE BUYER. Except as relates to Taxes, for which the sole indemnification is provided in Section 9.01, the Buyer shall indemnify the Seller against and hold him harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of the Buyer contained in this Agreement or in any certificate delivered pursuant hereto, or
(ii) any breach of any covenant of the Buyer contained in this Agreement.

         Section 9.04 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto (i) pursuant to Section 9.01, shall terminate thirty (30) days after the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof), (ii) pursuant to Sections 9.02 and 9.03, shall terminate when the applicable representation or warranty terminates pursuant to Section 11.01 and (iii) pursuant to the other clauses of Sections 9.02 and 9.03 shall not terminate; PROVIDED, HOWEVER, that as to clauses (i) and (ii) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

         Section 9.05 PROCEDURES RELATING TO INDEMNIFICATION FOR THIRD PARTY CLAIMS (OTHER THAN TAX CLAIMS). (a) In order for a party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement (other than indemnification for a Tax Claim under Section 9.01 which shall be governed by Section 9.07) in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party (a "THIRD PARTY CLAIM"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within ten (10) business days after receipt by such indemnified party of written notice of the Third Party Claim; PROVIDED, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; PROVIDED THAT such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof.

                  (c) If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

         Section 9.06 PROCEDURES RELATED TO INDEMNIFICATION FOR OTHER CLAIMS (OTHER THAN TAX CLAIMS UNDER SECTION 9.01). In the event any indemnified party should have a claim against any indemnifying party under Section 9.02 or 9.03 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 9.02 or 9.03, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure.

         Section 9.07 PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS. (a) If a claim shall be made to an indemnified party by any taxing authority, which, if successful, might result in an indemnity payment pursuant to Section 9.01 (a "TAX CLAIM") by any indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing of such Tax Claim. Failure to give notice of a Tax Claim shall not affect the rights of the indemnified party, any of its Affiliates or any of its respective officers, directors, employees, stockholders, agents or representatives, to indemnification unless the indemnifying party's position is materially prejudiced as a result thereof.

                  (b) With respect to any Tax Claim relating to a Pre-Closing Tax Period (other than a Tax Claim relating solely to Taxes of the Company for a Straddle Period), the Seller shall control all audits or proceedings taken in connection with such Tax Claim; PROVIDED, HOWEVER, that the Buyer shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of the Buyer, any of its Affiliates or the Company for any period ending after the Closing Date and to employ counsel of its choice at its own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written approval of the Buyer, neither the Seller nor any Affiliate of the Seller shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability, to the extent that any such compromise, settlement, consent or agreement may affect the Tax liability of the Buyer, any of its Affiliates, or the Company for any period ending after the Closing Date. If during and because of the audits or proceedings taken in connection with such Tax Claim it proves necessary to file a bank guarantee, Seller shall bear the costs relating to this bank guarantee.

         Section 9.08 LIMITATION OF LIABILITY. None of the parties shall assert any claim for indemnification under Sections 9.02 or 9.03 unless the aggregate amount of all claims of such party against the other party under this Agreement, on a cumulative basis, exceeds twenty thousand US Dollars (US$ 20,000); provided, however, that once claims exceeds such twenty thousand US Dollars (US$ 20,000) threshold, the indemnifying party shall be liable for all valid claims ,including the initial claims aggregating twenty thousand US Dollars (US$ 20,000).


                                    ARTICLE X

                                  TAX MATTERS

         Section 10.01 RESPONSIBILITY FOR PREPARATION AND FILING OF RETURNS AND AMENDMENTS.

                  (a) For any Straddle Period, the Buyer shall timely prepare and file or cause to be timely prepared and filed with the appropriate authorities all Returns required to be filed by the Company and shall pay, or cause to be paid, all Taxes shown to be due on such Returns; PROVIDED, THAT, the Seller and the Guarantors shall reimburse the Buyer (in accordance with the procedures set forth in Section 9.01) for any amount owed by the Seller pursuant to Section 9.01 with respect to the taxable periods covered by such Returns.

                  (b) For any taxable period of the Company that ends on or before the Closing Date, the Seller shall timely prepare and file, or cause to be timely prepared and filed, with the appropriate authorities all Returns required to be filed by the Company, and shall pay or cause to be paid, all Taxes shown to be due on such Returns. To the extent that they relate to the Company, all such Returns shall be prepared on a basis consistent with the past practice of the Company and in a manner that does not distort taxable income (E.G., by deferring income or accelerating deductions). The Buyer, the Seller and the Guarantors agree to cause the Company to file all Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Return filed on that basis.

         Section 10.02 COOPERATION. After the Closing Date, the Buyer and the Seller shall provide each other, and the Buyer shall cause the Company to provide the Seller, with such cooperation and information relating to the Company as either party reasonably may request in (i) filing any Return, amended return or claim for refund, (ii) determining any Tax liability or a right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes or (iv) effectuating the terms of this Agreement. The parties shall retain, and the Buyer shall cause the Company to retain, all Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such Returns and other documents are offered and delivered to the Seller or the Buyer, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section 10.02 shall be kept confidential, except as may be otherwise necessary in connection with filing any Return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, neither the Seller nor the Buyer, nor any of their Affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this Section 10.02.

         Section 10.03 TRANSFER TAXES. All transfer, documentary, sales, use, value added, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the [Buyer], and the Seller and the Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 11.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any other document delivered in connection herewith shall survive the Closing solely for purposes of Section 9.01 and 9.02 of this Agreement and shall terminate at the close of business on the date that is three (3) years after the Closing Date except for
(i) Section 3.08 and Section 3.19 which shall survive the Closing until thirty
(30) days after the expirations of the applicable statute of limitations (giving effect to any extension thereof) (ii) representations and warranties in Section
3.30 which shall survive until January 1, 2001; and (iv) the representations and warranties set forth in Section 3.01, 3.03, 3.04, 3.27 and 4.01 though and including 4.04, which shall not terminate. This Section 11.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

         Section 11.02 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing, shall be delivered by hand or sent by telefax or sent postage prepaid, by registered, certified or express mail or a reputable overnight courier service and shall be deemed given when so delivered by hand or telefax or if by mail, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service) by the parties at the following addresses or telefax (or at such other address or telefax for a party as shall be specified by like notice):

                  (a)   if to the Buyer, to

                        StarMedia Network, Inc.
                        29 West 36th Street
                        New York, NY  10018
                        Telefax:  (212) 631-9100

                        Attention: Justin K. Macedonia, Esq.

                        with a copy to:

                        Winthrop, Stimson, Putnam & Roberts
                        One Battery Park Plaza
                        New York, NY  10004
                        Telefax: (212) 858-1500
                        Attention:    Stephen R. Rusmisel, Esq.

                  (b)   if to the Seller, to

                        GERADONS, S.L.
                        Avda. Diagonal 558, 5-2
                        08021 - Barcelona
                        Telefax:     93 200.41.57
                        Attention: Nuria Garrido or Jordi Cortada

                        with a copy to:

                        Cortada Advocats
                        Avda. Diagonal 558, 5-2
                        Telefax:     93 200.41.57
                        Attention:    Nuria Garrido or Jordi Cortada

                  (c)   if to the Company, to

                        WASS NET, S.L.
                        Carrer Om 7
                        08480 - L'Ametlla del Valles (Barcelona)
                        Telefax:     93 200.41.57
                        Attention: Nuria Garrido or Jordi Cortada


                   (d)  if to Salvador Porte, to

                        Carrer Om 7
                        08480 - L'Ametlla del Valles (Barcelona)
                        Telefax:     93 843.59.66
                        Attention: Salvador Porte

                        with a copy to:

                        Cortada Advocats
                        Avda. Diagonal 558, 5-2
                        Telefax:     93 200.41.57

                        Attention:    Nuria Garrido or Jordi Cortada


                   (e)  if to Eduardo Kawas, to

                        Cortada Advocats
                        Avda. Diagonal 558, 5-2
                        Telefax:     93 200.41.57
                        Attention:    Nuria Garrido or Jordi Cortada



         Section 11.03 DEFINITIONS. (a) With respect to the defined terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and the neuter, and vice versa, as the context requires.

                  For purposes of this Agreement:

         "AFFILIATE" of any Person means (i) another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person (ii) that Person's spouse, estate, personal representative as lineal descendants or any trust for the benefit of such Person or such Person's spouse or such Person's lineal descendants or any entities controlled by such Person.

         "BUYERS'GROUP" means all the companies related to Buyer, with the meaning of Article 4 of the Spanish Law on Stock and Bonds Market ("Ley del Mercado de Valores").

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all lease obligations of such Person, capitalized on the books and records of such Person, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) (other than forward or spot foreign currency exchange contracts entered into in the ordinary course of business consistent with past practice), (ix) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

         "MATERIAL ADVERSE EFFECT" means (i) for any party, a material adverse effect on the business, assets, condition (financial or otherwise), prospects, or results of operations of such party and its subsidiaries, taken as a whole, and (ii) in the case of the Company, also means a material adverse effect on the ability of the Company to perform its obligations under the Transaction Agreements to which it is a party or on the ability of the Company to consummate the Transactions.

         "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

         "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty (50%) percent or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  (b) The following terms have the meanings set forth in the Sections set forth below:

         Term                                          Section
         ----                                          -------
         Affiliate                                     11.03(a)
         Agreement                                     Preamble
         Applicable Law                                1.03
         Balance Sheet                                 3.06(a)
         Benefit Plans                                 1.02(c)(iv)
         Business                                      Preamble
         Buyer                                         Preamble
         Buyer Indemnitees                             9.01(a)
         Buyer Stock                                   1.02
         Buyer's Group                                 11.03(a)
         Buyer Tax Act                                 9.01(a)
         Closing                                       1.01
         Closing Date                                  2.01
         Commission                                    1.02
         Company                                       Preamble
         Company Benefit Plans                         3.09(a)
         Company By-laws                               3.01
         Company Shares                                Preamble
         Consent                                       3.05(a)
         Consideration Shares                          1.02
         Contracts                                     3.15
         Distributor Agreements                        3.25
         Employment Agreement                          1.04(a)

         Environmental Laws                            3.12(a)
         Financial Statements                          3.06(a)
         Governmental Entity                           3.05(a)
         Hazardous Materials                           3.12(a)
         ICAC                                          3.07(e)
         Indebtedness                                  11.03(a)
         Indemnified Party                             9.05(a)
         Intellectual Property                         3.14(a)
         IPO                                           1.02
         Judgment                                      3.05(a)
         Knowledge of the Company                      3.33
         Liens                                         3.03(c)
         Material Adverse Effect                       11.03(a)
         Non-Competition Agreement                     1.04(a)
         Outside Date                                  8.01(b)(i)
         Permits                                       3.19
         Person                                        11.03(a)
         Personnel                                     3.14(c)
         Pre-Closing Tax Period                        3.08(a)(ii)
         Property Taxes                                9.01(c)(I)
         Purchase Price                                1.02
         Real Property                                 3.13(a)
         Registration Rights Agreement                 1.04(a)
         Registration Statement                        1.02
         Release                                       3.12(a)
         Returns                                       3.08(a)(iii)
         Subsidiary                                    11.03(a)
         Securities Act                                1.02
         Seller                                        Preamble
         Straddle Period                               9.01(c)
         Subsidiary                                    10.03(a)
         Taxes                                         3.08(a)(i)
         Tax Claim                                     9.07
         Third Party Claim                             9.05(a)
         Transactions                                  1.01
         Transaction Agreements                        1.04
         USTs                                          3.12(a)(vii)
         Voting Company Debt                           3.03(b)
         Year 2000 Compliant                           3.30

         Section 11.04 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule hereto. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise, the singular shall include the plural and vice versa. Whenever the words "INCLUDE", "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION". Any matter disclosed in any Schedule shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

         Section 11.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 11.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 11.07 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other Transaction Agreements, taken together, (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and
(ii) except for the provisions of this Agreement and the other Transaction Agreements are not intended to confer upon any Person other than the parties any rights or remedies.

         Section 11.08 GOVERNING LAW AND JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with the laws of the Kingdom of Spain.

         (b)Any controversy, claim or dispute arising among the parties as a result of this Agreement, shall be submitted to the Courts of Barcelona (Spain).

         Section 11.09 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nevertheless, the Buyer may assign all or part of the rights or obligations assumed by it under this Agreement to any other member or members of the Buyer's Group, merely by serving notice of the assignment to the Seller.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

                                          STARMEDIA NETWORK, INC.


                                          By
                                             Name:     Sergio Sanchez
                                             Title:    Attorney-in-fact



                                          WASS NET S.L.


                                          By
                                             Name:     Salvador Porte  Llinas
                                             Title:    Administrator



                                          GERADONS, S.L.


                                          By
                                             Name:     Salvador Porte  Llinas
                                             Title:    Administrator






                                          SALVADOR PORTE




                                          EDUARDO KAWAS

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES
Section 1.01      Sale and Purchase of Shares....................................................................1
Section 1.02      Payment of Consideration.......................................................................1
Section 1.03      Delivery of Company Shares.....................................................................2
Section 1.04      Transaction Agreements.........................................................................2
Section 1.05      Transfer of Certain Assets and Rights..........................................................2
Section 1.06      Further Assurances.............................................................................3
Section 1.07      Post Closing Adjustment to Consideration.......................................................3


                                   ARTICLE II

                                     CLOSING

Section 2.01      Closing Date...................................................................................4


                                   ARTICLE III

          Representations and Warranties of THE Seller AND the Company

Section 3.01      Organization, Standing and Power...............................................................4
Section 3.02      Company Subsidiaries; Equity Interests.........................................................4
Section 3.03      Capital Structure..............................................................................5
Section 3.04      Authority; Execution and Delivery; Enforceability..............................................6
Section 3.05      No Conflicts; Consents.........................................................................6

Section 3.06      Financial Statements; Undisclosed Liabilities. (a).............................................7
Section 3.07      Absence of Certain Changes or Events...........................................................7
Section 3.08      Taxes..........................................................................................8
Section 3.09      Company Benefit Plans.........................................................................10
Section 3.10      Litigation....................................................................................10
Section 3.11      Compliance with Applicable Laws...............................................................10
Section 3.12      Environmental Matters.........................................................................11
Section 3.13      Real Property.................................................................................12
Section 3.14      Intellectual Property.........................................................................13
Section 3.15      Contracts.....................................................................................14
Section 3.16      Insurance.....................................................................................16
Section 3.17      Employee and Labor Matters....................................................................16
Section 3.18      Customer Accounts Receivable; Inventories.....................................................17
Section 3.19      Licenses; Permits.............................................................................17
Section 3.20      Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors......................18
Section 3.21      Transactions with Affiliates..................................................................18
Section 3.22      Corporate Name................................................................................18
Section 3.23      Suppliers.....................................................................................18
Section 3.24      Customers.....................................................................................19
Section 3.25      Distributors..................................................................................19
Section 3.26      Personal Property.............................................................................19
Section 3.27      Brokers; Schedule of Fees and Expenses........................................................20
Section 3.28      Entire Business...............................................................................20
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
Section 3.29      Securities Act................................................................................20
Section 3.30      Year 2000 Compliance..........................................................................20
Section 3.31      Web Site Information..........................................................................21
Section 3.32      Personal Data.................................................................................21
Section 3.33      Powers of Attorney............................................................................21
Section 3.34      Disclosure....................................................................................21
Section 3.35      Knowledge.....................................................................................22


                                   ARTICLE IV

                   Representations and Warranties of THE BUYER

Section 4.01      Organization, Standing and Power..............................................................22
Section 4.02      Authority; Execution and Delivery; Enforceability.............................................22
Section 4.03      Consents......................................................................................22
Section 4.04      Consideration Shares..........................................................................22
Section 4.05      Securities Act................................................................................23


                                    ARTICLE V

                    Covenants Relating to Conduct of Business

Section 5.01      Conduct of Business by the Company............................................................23
Section 5.02      Other Actions.................................................................................25
Section 5.03      Advice of Changes.............................................................................25


                                   ARTICLE VI

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
                              Additional Agreements

Section 6.01      Access to Information; Confidentiality........................................................25
Section 6.02      Best Efforts; Notification....................................................................25
Section 6.03      Fees and Expenses.............................................................................26
Section 6.04      Public Announcements..........................................................................26


                                   ARTICLE VII

                              Conditions Precedent

Section 7.01      Conditions to Each Party's Obligation to Consummate the Transactions..........................26
Section 7.02      Conditions to Obligations of the Buyer........................................................26
Section 7.03      Conditions to Obligation of the Seller........................................................28


                                  ARTICLE VIII

                        Termination, Amendment and Waiver

Section 8.01      Termination...................................................................................29
Section 8.02      Effect of Termination.........................................................................30
Section 8.03      Amendment.....................................................................................30
Section 8.04      Extension; Waiver.............................................................................30




                                   ARTICLE IX

                                 Indemnification

Section 9.01      Tax Indemnification...........................................................................30
Section 9.02      Other Indemnification by the Seller...........................................................31
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
Section 9.03      Other Indemnification by the Buyer............................................................32
Section 9.04      Termination of Indemnification................................................................32
Section 9.05      Procedures Relating to Indemnification for Third Party Claims (other than Tax Claims).........32
Section 9.06      Procedures Related to Indemnification for Other Claims (Other than Tax Claims under
                    Section 9.01)...............................................................................33
Section 9.07      Procedures Relating to Indemnification of Tax Claims..........................................33
[Section 9.08     Limitation of Liability.......................................................................34


                                    ARTICLE X

                                   Tax Matters

Section 10.01     Responsibility for Preparation and Filing of Returns and Amendments...........................34
Section 10.02     Cooperation...................................................................................34
Section 10.03     Transfer Taxes................................................................................35







                                   ARTICLE XI

                               General Provisions

Section 11.01     Survival of Representations and Warranties....................................................35
Section 11.02     Notices.......................................................................................35
Section 11.03     Definitions...................................................................................37
Section 11.04     Interpretation................................................................................39
Section 11.05     Severability..................................................................................39
Section 11.06     Counterparts..................................................................................40
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
Section 11.07     Entire Agreement; No Third-Party Beneficiaries................................................40
Section 11.08     Governing Law and Jurisdiction................................................................40
Section 11.09     Assignment....................................................................................40
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